EXHIBIT 99.1
FOR IMMEDIATE RELEASE



       ACCESS INTEGRATED TECHNOLOGIES, INC. EXPANDS BOARD WITH ADDITION OF
           FORMER MERRILL LYNCH SENIOR EXECUTIVE ROBERT E. MULHOLLAND


MORRISTOWN, N.J. - JANUARY 26 2006 - ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT" OR THE "COMPANY") (AMEX: AIX) today announced it would expand its board from eight to nine members with the appointment, effective immediately, of Robert E. Mulholland as a director.

A well-known figure in the global financial services sector, Mr. Mulholland, 53, is currently the Chairman of Sound Securities LLC, an institutional broker dealer. Mr. Mulholland retired recently after a 25-year career at Merrill Lynch & Co. where he most recently served as Senior Vice President and Executive Committee member and also co-headed the firm's America's Region, covering North and South America. In that position, he had direct responsibility for the Region's Global Private Client Group with some 22,000 employees and annual revenues in excess of $6 billion.

Commenting on the appointment, Bud Mayo, ACCESSIT's CEO and chairman, said: "Bob Mulholland's financial experience, coupled with his keen judgment, creative thinking, and independent spirit make him an invaluable addition to the board of fast-growing ACCESSIT as we continue advancing our leadership position in the motion picture exhibition industry's transition to digital cinema. We look forward to benefiting from his wisdom and guidance."

Mr. Mulholland added: "It's both exciting and challenging to become associated with such a visionary company in the vanguard of a technology dramatically changing one of the nation's most important and well-regarded industries. I hope to make a significant contribution to its governance and continued success."

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is an industry leader in offering a fully managed storage and electronic delivery service for owners and distributors of digital content to movie theaters and other venues. Supported by its robust platform of fail-safe Internet data centers, ACCESSIT is able to leverage the market-leading role of its Theatrical Distribution System (TDS) with its innovative digital delivery capabilities and in-theatre software systems to provide the highest level of technology available to enable the emerging Digital Cinema industry to transition from film without changing workflows. For more information on ACCESSIT, visit www.accessitx.com.


SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, along with ACCESSIT 's filings with the Securities and Exchange Commission, including ACCESSIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT undertakes no specific obligation or intention to update these statements after the date of this release.

                                      # # #
Contact:

Suzanne Tregenza Moore                     Michael Glickman
ACCESSIT                                   The Dilenschneider Group
55 Madison Avenue                          212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
WWW.ACCESSITX.COM